CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is effective as of September 1, 2021 (the “Effective Date”) by and between Leslie B. Fox ("Consultant"), and M.D.C. Holdings, Inc., a Delaware corporation (the "Company").

1.    Engagement; Services. The Company hereby engages Consultant as an independent contractor to perform the following consulting services (the “Services”):

a.    Review and analyze Company operational and financial performance;

b.    Monitor industry conditions and developments;

c.    Advise management and board on potential areas for operational improvement;

d.    Ad hoc projects as agreed upon by Consultant and the Company.

2.    Term. The term of this Agreement shall be for a period beginning on the Effective Date and, unless earlier terminated, ending on August 31, 2022.

3.    Consultant’s Responsibilities. In addition to all other obligations contained herein, Consultant agrees:

a.    to professionally and timely perform the Services;

b.    to proceed with diligence and promptness in performing the Services;

c.    to comply with the provisions of all federal, state and local laws, which are applicable to the performance of the Services; and

d.    at all other times while performing the Services, to observe, abide by and comply with all corporate policies and procedures of the Company.

4.    Intent of the Parties. It is the expressed intent of the parties that the Consultant is an independent Consultant and not the agent, employee or servant of the Company, and that:

a.    Consultant shall satisfy all tax and other governmentally imposed obligations with respect to the Services including but not limited to payment of federal, state and local income taxes, social security taxes, unemployment taxes, worker compensation and similar taxes. No taxes shall be paid or withheld by the Company;

b.    Consultant does not have the authority to act for the Company, or to bind the Company in any respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of the Company including, without limitation, third party expenses; and

c.    Consultant has and hereby retains control of and supervision over the performance of Consultant’s obligations hereunder.

d.    Consultant’s service under this agreement does not fulfill any service period requirement for Options, Restricted Stock or RSUs previously granted to Consultant by the Company.

Nothing in this Agreement is intended or shall be construed to create an employer-employee relationship, joint venture relationship or partnership, expressly or by implication.

5.    Compensation. Consultant will be paid by the Company the gross amount of Forty Thousand Dollars ($40,000) per month. Company shall not be required to pay any other amounts.

6.    Confidentiality of Information. Consultant recognizes and acknowledges that he has had and may have access to confidential information of the Company, its subsidiaries and affiliated companies, and that such information constitutes valuable, special and unique property of the Company, its subsidiaries and affiliated companies. Consultant agrees that he will not use, disclose or otherwise permit, and will take all reasonable precautions to prevent any person, firm, corporation, or other entity from having, access to the confidential information of the Company, except as authorized in writing by the Company or required by law (in which case Consultant will give the Company advance written notice of such disclosure (to the extent legally permissible). The obligations under this Section shall survive the termination of this Agreement.

7.    Termination. Either the Consultant of the Company may terminate this Agreement at any time and for any or no reason upon written notice delivered to the other party in accordance with Section 12 of this Agreement, in which event Consultant shall only be entitled to be compensated on a prorated basis for the Services performed to that point in time.

8.    Dispute.

a.    In the event of a dispute, controversy or claim arising out of or relating to this Agreement, such matter will be resolved exclusively by binding arbitration in Denver, Colorado in accordance with the Streamlined Arbitration Rules and Procedures of JAMS. Each party will bear its own expenses, including legal fees and expenses, in conducting such arbitration. The arbitrator in such arbitration shall have no authority to do any of the following: (i) award punitive or special damages to any party; (ii) award fees and costs of arbitration; (iii) grant any remedy to Consultant other than compensation for Services actually performed by Consultant; or (iv) grant to either party damages in excess of the amount of fees to be paid under this Agreement. The award of the arbitrator may be enforced in any court of competent jurisdiction.

b.    Any claim by either party arising from or pursuant to this Agreement must be made in writing not later than (i) 90 days after the facts upon which such claim is based were known to such party or would have been discovered by Consultant through the exercise of reasonable diligence or (ii) 12 months after the occurrence of such facts, which ever time first occurs. If the parties are unable to amicably resolve any such claim, a party must commence an arbitration proceeding pursuant to the preceding paragraph not later than twelve months after the first to occur of (i) or (ii) of this paragraph. Any claim not timely made within the periods set forth in this paragraph shall be deemed irrevocably waived.

9.    Network Access. Due to security concerns, should the Consultant require access to the Company’s (or its affiliates’) computer network (the “Network”) as part of the Services, such access will only be provided upon such conditions as the Company’s IT department may require and may be provided to the Consultant via Company owned computers. In the event Company owned computers are provided, Consultant agrees to use such computers solely for accessing the Network in connection with the Services. Consultant shall only access those parts of the Network that Consultant is authorized to access and only to the extent necessary to complete the Services. Consultant shall not install any software on Company provided computers or the Network or otherwise alter or modify any Company provided computers or the Network or any software resident upon any of the foregoing. Upon the termination or completion of the Services, Consultant shall promptly return the computers to the Company in the same condition as was provided to the Consultant. In the event Consultant fails to return the computers or the returned computers are damaged, the Company may deduct the reasonable cost of such computers and/or damage from any amounts owed to Consultant.

10.    Ownership of Deliverables. All work product, documentation, and other deliverables (if any), in any medium ("Deliverables"), prepared or originated specifically for the Company in connection with the Services shall be the sole and exclusive property of the Company and are deemed works for hire. Consultant hereby assigns to the Company all rights, title and interest in and to the Deliverables.

11.    Non-Solicitation. Consultant shall not, during the term of this Agreement and for a period of one year immediately following the termination of this Agreement, or any extension thereof, for any reason, either directly or indirectly solicit or take away or attempt to solicit or take away any of the Company’s employees.

12.    Miscellaneous.

a.    Consultant may not assign any of Consultant’s rights or obligations under this Agreement.

b.    Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provision or any other provision hereof.

c.    If any provisions of this Agreement shall be held invalid or enforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly, to effectuate the intent and purposes of this Agreement.

d.    There are no oral agreements or understandings that limit, expand, or otherwise pertain to the Services. This Agreement constitutes the entire agreement between the parties relative to the Services and supersedes all prior negotiations, understandings and agreements with respect thereto.

e.    Any notice which is required or permitted to be given under this Agreement shall be given by express delivery or certified mail, return receipt requested, and directed to the respective party at its last known address. Unless and until changed the party, the address of the parties shall be as follows:

TO:

M.D.C. Holdings, Inc.
Attn: Chief Financial Officer
4350 South Monaco Street
Denver, Colorado 80237

with a copy to:

M.D.C. Holdings, Inc.
Attn: General Counsel
4350 South Monaco Street
Denver, Colorado 80237

TO:

All notices shall be deemed given on the date of delivery appearing on the receipt therefor.

f.    This Agreement cannot be changed or modified except by a written instrument executed by both parties.

g.    This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Colorado without regards to choice of law provisions thereof.

h.    This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

i.    The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

j.    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned parties have caused their duly authorized representatives to execute this Consulting Agreement as of the Effective Date.

CONSULTANT:

/s/ Leslie B. Fox

COMPANY:

M.D.C. Holdings, Inc.

By:     /s/ David D. Mandarich

Name:     David D. Mandarich

Title:     Chief Executive Officer